Exhibit 10.37

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

TENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Tenth Amendment to Third Amended and Restated Credit and Security Agreement (this “Amendment”), dated as of February 9, 2012, is made by and among Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the “Lender”).

Recitals

The Borrowers and the Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”).

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Minimum Capital. Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.12 Minimum Capital. Heska will maintain, on a consolidated basis, as of each date listed below, its Capital at an amount not less than the Prior Year Capital Base plus the minimum capital factor set forth opposite such date (amounts in parentheses denote negative numbers):

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

September 30,
Date	Minimum Capital Factor

January 31	$(2,250,000)
February 28	$(2,250,000)
March 31	$(2,250,000)
April 30	$(2,500,000)
May 31	$(2,500,000)
June 30	$(1,750,000)
July 31	$(1,750,000)
August 31	$(750,000)
September 30	$250,000
October 31	$500,000
November 30	$750,000
December 31	$1,250,000

Provided, however, that the covenant levels set forth in this Section 6.12 shall be adjusted upwards or downwards, respectively on a dollar-for-dollar basis, by an amount equal to any dividend declared or paid by Heska plus the dollar amount paid by Heska for the redemption or repurchase of shares of its capital stock, in each case as permitted by Section 7.5(c), from the date Heska declares or pays such dividend or redeems or repurchases the shares through the end of the fiscal year in which such dividend, redemption or repurchase occurs.”

3. Dividends. Section 7.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 7.5 Dividends. Such Borrower will not declare or pay any dividends (other than dividends payable solely in stock of such Borrower and as expressly set forth in clause (c) below) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that so long as no Default Period then exists or would occur immediately following or as a result of such action, (a) any Borrower that is a Subsidiary of Heska may pay dividends to Heska so long as such Subsidiary’s Tangible Net Worth both before and after such dividend equals or exceeds $100,000; (b) Heska may repurchase capital stock of Heska held by any employee provided Heska is required to do so pursuant to any employee equity

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

subscription agreement, stock ownership plan or stock option agreement in effect from time to time; and provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital shall not exceed $100,000 during any fiscal year; and (c) Heska may declare or pay dividends or repurchase capital stock of Heska held by any shareholder of Heska who is not an officer of Heska, provided that Availability (assuming for purposes of such calculation, that such dividend or redemption had already been declared, paid or made, as applicable) during the 90 days prior to and immediately following such dividend or redemption is greater than $2,000,000 at all times; and provided further that the aggregate amount of all such dividends plus the aggregate price paid for all such repurchased, redeemed, acquired or retired capital shall not exceed $4,000,000 through the Maturity Date of the Revolving Advance. Notwithstanding the foregoing, the exercise of stock options for the purchase of Heska’s capital stock shall not, by means of any deemed repurchase of shares as a result of a cashless exercise or otherwise, cause a breach of this Section 7.5.”

4. Compliance Certificate. Exhibit B to the Credit Agreement is replaced in its entirety by Exhibit A to this Amendment.

5. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

6. Amendment Fee. The Borrowers shall pay to the Lender, as of the date of this Amendment, a fully earned, non-refundable fee in the amount of $5,000 in consideration of the Lender’s execution and delivery of this Amendment.

7. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in form and substance acceptable to the Lender in its sole discretion:

(a) Payment of the fee described in paragraph 6.

(b) Such other matters as the Lender may require.

8. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(a) The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder, and to perform all of its obligations hereunder and thereunder, and this Amendment and such other agreements and instruments have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder, have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10. Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

11. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION		DIAMOND ANIMAL HEALTH, INC.

By	/s/ Jason Napolitano	By	/s/ Jason Napolitano
	Its Chief Financial Officer		Its Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	(***)
(***), Authorized Signatory

Exhibit A to Tenth Amendment

Compliance Certificate

To:
Wells Fargo Capital Finance

Date:             , 20

Subject:	Heska Corporation
Financial Statements

In accordance with our Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (the “Credit Agreement”), attached are the financial statements of Heska Corporation (“Heska”) as of and for             , 20            (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

I hereby certify to the Lender as follows:

☐	The Reporting Date does not mark the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below except paragraph 4.

☐	The Reporting Date marks the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below.

Financial Covenants. I further hereby certify as follows:

1. Accounts Payable. Pursuant to Section 6.5 of the Credit Agreement, as of the Reporting Date, Past Due Payables on a consolidated basis was $            , which ☐ satisfies ☐ does not satisfy the requirement that the Borrowers have no Past Due Payables.

2. Spread. Pursuant to Section 2.7 of the Credit Agreement, as of the Reporting Date, Heska’s prior-fiscal-year Net Income was, on a consolidated basis, $            , which determines a base Spread of             % pursuant to the table below (amounts in parentheses denote negative numbers).

September 30,
Prior Fiscal Year Net Income	Spread

Less than $0	4.75%
Greater than or equal to $0 but less than $2,500,000	3.75%
Greater than or equal to $2,500,000 but less than $5,000,000	2.75%
Greater than or equal to $5,000,000	1.75%

3. Minimum Capital. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska’s Capital was, on a consolidated basis, $            , which ☐ satisfies ☐ does not satisfy the requirement that such amount be $            on the Reporting Date, an amount not less than the Prior Year Capital Base plus the minimum capital factor set forth opposite such date, as adjusted, if applicable, in accordance with Section 6.12 (amounts in parentheses denote negative numbers):

September 30,
Date	Minimum Capital Factor

January 31	$(2,250,000)
February 28	$(2,250,000)
March 31	$(2,250,000)
April 30	$(2,500,000)
May 31	$(2,500,000)
June 30	$(1,750,000)
July 31	$(1,750,000)
August 31	$(750,000)
September 30	$250,000
October 31	$500,000
November 30	$750,000
December 31	$1,250,000

September 30,
Date	Minimum Capital Factor

4. Minimum Net Income. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska’s Net Income was, on a consolidated basis, $            , which ☐ satisfies ☐ does not satisfy the requirement that such amount be no less than $            on the Reporting Date, as set forth in the table below:

September 30,
Period	Minimum Net Income

Three months ending March 31 of each fiscal year	$(1,500,000)
Six months ending June 30 of each fiscal year	$(1,250,000)
Nine months ending September 30 of each fiscal year	$500,000
Twelve months ending December 31 of each fiscal year	$2,000,000

5. Minimum Liquidity. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, Heska’s Liquidity was, on a consolidated basis, $            , which ☐ satisfies ☐ does not satisfy the requirement that such amount be no less than $1,500,000 on the Reporting Date.

6. Minimum Individual Book Net Worth. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska’s Book Net Worth was $            and Diamond’s Book Net Worth was $            , which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no less than zero on the Reporting Date.

7. Maximum Contributions. Pursuant to Section 7.4(a)(v) of the Credit Agreement, as of the Reporting Date, Heska’s fiscal year-to-date aggregate contributions to non-Borrower Subsidiaries was $            , which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no more than $700,000 during any fiscal year.

8. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, Heska’s Capital Expenditures were, in the aggregate and on a consolidated basis, $            which ☐ satisfies ☐ does not satisfy the requirement that such amount be not more than $            during the period ending on the Reporting Date, as set forth in the table below and adjusted, if applicable, in accordance with Section 7.10:

September 30,
Period	Maximum Capital Expenditures

January 31 of each fiscal year thereafter	$500,000
February 28 of each fiscal year thereafter	$750,000
March 31 of each fiscal year thereafter	$1,000,000
April 30 of each fiscal year thereafter	$1,250,000
May 31 of each fiscal year thereafter	$1,500,000
June 30 of each fiscal year thereafter	$1,750,000
July 31 of each fiscal year thereafter	$2,000,000
August 31 of each fiscal year thereafter	$2,250,000
September 30 of each fiscal year thereafter	$2,500,000
October 31 of each fiscal year thereafter	$2,750,000
November 30 of each fiscal year thereafter	$3,000,000
December 31 of each fiscal year thereafter	$3,250,000

Attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

HESKA CORPORATION

By
Its